Exhibit 10.9

ATTESTANT STAKING

MASTER SERVICES AGREEMENT

Table OF Contents

1.	Interpretation	1

2.	Provider Services	4

3.	Eligibility for Services	4

4.	Customer anti-money laundering obligations	5

5.	Customer general obligations	6

6.	Personal information	7

7.	Provider liability	7

8.	Customer liability	9

9.	Suspension and termination	10

10.	Intellectual property	12

11.	Confidentiality	13

12.	Changing the terms of this Agreement	13

13.	Communications	14

14.	Complaints and queries	17

15.	Records	17

16.	Tax evasion and bribery	17

17.	Novation	18

18.	General	18

Schedule 1 Risks		21

Schedule 2: Order Form		25

i

This Master Services Agreement is dated December 4, 2025 (this “Agreement”).

INTRODUCTION

(A)	The Attestant corporate group provides staking, delegated staking and re-staking (referred to collectively as “staking”) services to its clients to enable them to earn yield on their Supported Assets.

(B)	Bitwise Investment Advisers, LLC, a Delaware limited liability company, in its capacity as sponsor (the “Sponsor” or the “Customer”) of the entities set forth in Schedule 3 (each, a “Trust” and together, the “Bitwise Trusts”), wishes to earn yield on the Supported Assets of the Bitwise Trusts.

(C)	To that end, the relevant entity within the Attestant corporate group as specified in the Order Form (the “Provider”) and the Customer are entering into this Agreement which sets out the rights and obligations of the Customer and the Provider in relation to the Provider’s Services.

BACKGROUND

AGREED TERMS

1.	INTERPRETATION

1.1	The definitions and rules of interpretation in this clause apply in this Agreement.

“Access Key”	refers to any key, device or equivalent that the Customer uses to access / send instructions in relation to the Services and / or the Customer’s Supported Assets, as well as any copy of an Access Key where this can be used as a substitute for an Access Key;

“Adequate Procedures”	means in respect of any person, adequate procedures designed to prevent persons associated with it from undertaking conduct causing it to be guilty of an offence under the applicable Anti-Bribery Laws;

“Anti-Bribery Laws”	means any and all applicable statutes, statutory instruments, bye-laws, orders, directives, treaties, decrees and laws (including without limitation any common law, judgment, demand, order or decision of any court, regulator or tribunal) which relates to anti-bribery and/or anti-corruption;

“Authorised Persons”	has the meaning set out at clause 13.2;

“Business Day”	means any day that is both a UK Business Day and a US Business Day;

“Commencement Date”	means the later of:

	-	the date of this Agreement, as set out above; or

	-	the date on which the Customer has satisfied all obligations which are required to be met before the Provider can provide the Services, including, in accordance with clauses 3 and 4, all eligibility for Services and Customer anti-money laundering requirements;

“Confidential Information”	means all non-public information in respect of the business, affairs or activities of a party including the terms of this Agreement;

“Data Protection Laws”	means all applicable law relating to data protection, the processing of personal data and privacy;

“Force Majeure Events”	has the meaning set out in clause 7.3;

“Information”	has the meaning set out in clause 10.1;

“Order Form”	shall refer to the Order Form set out in Schedule 2;

“Period”	means each calendar quarter ending on 31 March, 30 June, 30 September and 31 December respectively;

“Prohibited Act”	means: (A) directly or indirectly offering, promising or giving any person a financial or other advantage to: (i) induce that person to perform improperly a relevant function or activity; or (ii) benefit that person for improper performance of a relevant function or activity; (B) directly or indirectly requesting, agreeing to receive or accepting any financial or other advantage as an inducement or a benefit for improper performance of a relevant function or activity in connection with this Agreement; and / or (C) committing any offence under Anti-Bribery Laws, legislation creating offences concerning fraudulent acts and / or at common law concerning fraudulent acts relating to this Agreement or the Services;

“Protocol”	refers to the protocol(s) on which each Supported Asset is run, and in relation to which the Provider provides its Services;

“Required Amount”	refers to the minimum requirement (if any) in order to stake a particular Supported Asset, as determined by the Provider and the relevant Protocol;

“Services”	has the meaning set out in clause 2;

“Slashing”	refers to the process by which staked Supported Assets are partly or wholly burned in response to supposed misconduct attributed to a validator;

“Supported Assets”	refers to those cryptoassets and Protocols which are supported by the Services, as listed in the relevant Order Form. Where a new asset is created, for example because of a fork in a Protocol, it will not be a Supported Asset unless and until the parties agree in writing to add it;

“Termination Date”	means the date on which termination takes effect and the Services are no longer provided in accordance with clause 9;

UK Business Day	means any day other than Saturday, Sunday or a day on which banks in London, United Kingdom are authorized or required by law to close;

US Business Day	means any day other than Saturday, Sunday or a day on which banks in New York, New York, USA are authorized or required by law to close;

“Validator Rewards”	refers to the transaction fees, rewards and any other Supported Assets generated by or otherwise received by a validator; and

“Virus”	refers to any viruses, bugs, vulnerabilities, glitches, weaknesses, spyware, malware, adware or other harmful or deleterious programs, material, code and / or software.

1.2	References to clauses and Schedules are to the clauses of and Schedules to this Agreement. Each Order Form and the Schedules all form part of this Agreement and shall have effect as if set out in full in the body of this Agreement and any reference to this Agreement includes each Order Form the Schedules. Clause and Schedule paragraph headings shall not affect the interpretation of this Agreement.

1.3	A reference to this Agreement or to any other agreement or document referred to in this Agreement is a reference to this Agreement or such other document or agreement as amended or varied in accordance with its terms from time to time. A reference to a “party” shall include that party’s personal representatives, successors and permitted assigns. A reference to “writing” or “written” includes email but not faxes.

1.4	Unless the context otherwise requires, words in the singular shall include the plural and the plural shall include the singular, and a reference to one gender shall include a reference to the other genders.

1.5	A “person” includes a natural person, corporate or unincorporated body (whether or not having separate legal personality) and that person’s personal representatives, successors and permitted assigns.

1.6	Any words following the terms “including”, “include”, “in particular”, “for example”, “such as” or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

1.7	References to “dealing in” or “deal in” are references to any participation in cryptoassets including buying, acquiring, accepting, holding, selling, staking, disposing of and / or otherwise making use of cryptoassets.

1.8	A reference to a statute, statutory provision or subordinate legislation is a reference to it as it is in force from time to time, and includes any statute, statutory provision or subordinate legislation which it amends or re-enacts and subordinate legislation for the time being in force made under it.

1.9	Any obligation on a party not to do something includes an obligation not to allow that thing to be done.

2.	PROVIDER SERVICES

2.1	The Provider will provide the following services to the Customer with all due skill, care and diligence (the “Services”) from the Commencement Date:

2.1.1	providing commercially reasonable assistance as agreed with the Customer with a view to setting up the hardware and software components in order for the Customer to be able to stake Supported Assets.

2.1.2	giving the Customer the ability to use the Provider’s infrastructure and validation software, and providing maintenance of software for Customer while Customer retains the Access Keys to the address to which staked Supported Assets are returned.

2.1.3	providing a dashboard to facilitate the Customer’s use of the Services.

2.1.4	providing reports as agreed with the Customer from time to time regarding the performance of the Services.

2.2	The Provider does not provide the following services under this Agreement:

2.2.1	services in relation to Supported Assets which constitute a security.

2.2.2	safekeeping and custody of Supported Assets.

2.2.3	itself carry out the activity of staking or un-staking of Supported Assets, but rather the Provider enables the Customer to undertake the activity of staking Supported Assets using the Provider’s software;

2.2.4	any form of suitability assessment of a Supported Asset as a potential investment.

2.2.5	brokerage, crypto exchange services or management of Supported Assets.

3.	ELIGIBILITY FOR SERVICES

3.1	In agreeing to this Agreement and / or using the Services, the Customer at all times represents that the Customer:

3.1.1	is duly organised and validly existing under the laws of the jurisdiction of the Customer, and has full power, authority and right to bind itself to this Agreement and to receive the Services, including as regards performing all actions and obligations under this Agreement, which therefore constitute valid and legally binding obligations.

3.1.2	is legally permitted under all applicable laws and requirements to receive and make use of the Services, there is no other reason to prevent the Customer from entering into this Agreement, and the Customer has taken all actions required to execute and agree to this Agreement and perform its obligations under this Agreement.

3.1.3	(and any related party) is in compliance with all applicable laws and regulations (including regulations relating to sanctions, anti-money laundering, terrorism and proliferation financing).

3.1.4	understands the inherent risks associated with cryptographic systems, Access Keys and their usage, and has an understanding of public/private key cryptography, native cryptographic tokens, blockchain-based software systems, as well as cryptocurrencies, protocols and digital assets generally. A non-exhaustive illustrative list of potential risks is set out at Schedule 1.

3.1.5	has sufficient access to computers, internet and software as may be required to use the Services.

3.1.6	can afford to lose everything the Customer uses to participate in the Services, as staking involves a high degree of risk.

3.1	The Customer must only use the Services where the Customer has independently (or with the assistance of an independent advisor) determined that the Services are compatible with the Customer’s requirements and appropriate for the Customer generally in light of the Customer’s individual financial situation.

3.2	In the event that the Customer ceases to be eligible for the Services, the Customer must immediately inform the Provider using a method of communication in accordance with clause 13.

4.	CUSTOMER ANTI-MONEY LAUNDERING OBLIGATIONS

4.1	The Customer will at all times before and whilst using the Services:

4.1.1	provide the Provider any information the Provider may request for the purposes of verifying the Customer’s identity (including if relevant that of any of the Customer’s beneficial owners) and carrying out checks required in relation to the prevention of money laundering, terrorist financing, fraud, or any other financial crime and the Customer permits the Provider to keep a record of such information. This includes completing any verification procedures and customer identity checks that the Provider may require in relation to the Services at onboarding and periodically thereafter.

4.1.2	authorise the Provider to make any inquiries, whether directly or through third parties, that the Provider considers necessary to verify the Customer’s identity or to protect the Customer and/or the Provider against fraud or other financial crime, and to take any action the Provider reasonably deems necessary based on the results of such inquiries.

4.2	The Customer acknowledges that the Customer’s access to the Services may be altered, on an ongoing basis, as a result of the information provided under this clause 4.

4.3	The Customer acknowledges that in carrying out inquiries, the Customer’s personal information may be disclosed by the Provider to identity verification, credit reference and fraud prevention or financial crime agencies and that these agencies may respond to inquiries in full. This is an identity check only and should have no adverse effect on the Customer’s credit rating.

5.	CUSTOMER GENERAL OBLIGATIONS

5.1	The Customer acknowledges and agrees that the Customer is solely responsible for all use the Customer makes of any of the Services.

5.2	The Customer agrees that the Customer will:

5.2.1	comply with the requirements of the relevant Protocol when staking Supported Assets, including in respect of ensuring that the Customer (if required) stakes at least the Required Amount;

5.2.2	be fully responsible for all custody and safekeeping of the Customer’s Supported Assets.

5.2.3	take full responsibility for keeping all Access Keys safe and secure and not providing them to any person who is not authorised by the Customer to hold them.

5.2.4	allow the Provider to maintain the Services and any related software as required.

5.2.5	not use the Services to stake anything other than Supported Assets.

5.2.6	not provide any lien, charge or other security interest in any staked Supported Assets where this could interfere with the performance of this Agreement and the rights of the parties under this Agreement.

5.2.7	not interfere with or disrupt the provision of any of the Services or use any of the Services in a way that interferes with anyone else’s use of any of the Services.

5.2.8	not further any criminal or fraudulent activity or impersonate another person.

5.2.9	not breach the rights of any person (including, but not limited to rights of privacy and intellectual property rights).

5.2.10	not republish, redistribute or re-transmit the dashboard, any software or information provided in relation to the Services, or otherwise copy or store such software or information, other than for the Customer’s use of the Services as permitted by this Agreement and as may occur incidentally in the normal course of such use.

5.2.11	not attempt to circumvent the security of or interfere with the proper working of the Services or any server on which they are hosted, or otherwise introduce, or permit the introduction of, any Virus into any software used in relation to the Services.

5.2.12	not use the Services in a way that might damage the Provider’s name or reputation or that of any of the Provider’s affiliates.

5.2.13	ensure that neither the Customer nor any person acting on the Customer’s behalf in connection with this Agreement shall, by any act or omission commit, cause, facilitate or contribute to the commission by any person of a tax evasion offence or facilitation of a tax evasion offence (for these purposes, a tax evasion offence includes cheating a public revenue authority or being knowingly concerned in, or in taking steps with a view to, the fraudulent evasion of tax, and tax includes duties and social security contributions).

5.2.14	comply with all applicable laws with respect to the Customer’s activities under this Agreement, and only use the Services as permitted by this Agreement.

5.3	The Customer will pay the fees set out in the Order Form, as well as any other fees, taxes or actually incurred costs imposed by a third party other than the Provider, including any gas or other transaction fees in relation to Supported Assets and any taxes, assessments, duties and other governmental charges. To the extent that the Provider pays these on behalf of the Customer, the Customer shall indemnify the Provider for the resulting loss incurred on request.

6.	PERSONAL INFORMATION

6.1	The Customer will provide the Provider with all information required for the Provider to provide the Services in accordance with this Agreement. If the Customer does not provide information requested by the Provider, then the Provider may be unable to provide the Customer with all or any of the Services.

6.2	The Provider may share information concerning the Customer, including personal information: (i) with the Provider’s professional service providers (including, but not limited to, auditors, attorneys and advisors) to the extent necessary to conduct ordinary business operations; (ii) with appropriate regulatory and government authorities, and / or (iii) as otherwise required by law, rule, regulation, legal process or a court of competent jurisdiction.

6.3	Further information on how the Provider processes personal data and complies with Data Protection Laws is available at https://www.attestant.io/privacy.

7.	PROVIDER LIABILITY

7.1	Nothing in this clause 7 or any other term of this Agreement shall limit or exclude the Provider’s liability:

7.1.1	for death or personal injury caused by the Provider’s negligence;

7.1.2	for the Provider’s fraud and / or fraudulent misrepresentation; and / or

7.1.3	for any other liability that, by law, may not be limited or excluded.

7.2	For the avoidance of doubt, the Provider’s obligations under this Agreement are strictly limited to the provision of the staking Services. The Provider shall have no liability whatsoever for any services, acts or omissions falling outside the scope of this Agreement, including, without limitation, any services provided by any third-party distributor or custodian. Furthermore, no third-party distributor or custodian shall incur any liability to the Customer under the terms of this Agreement.

7.3	The Order Form sets out the entity which is the Provider in relation to that Order Form, and no other entity is liable to the Customer in relation to the provision of Services pursuant to that Order Form. Furthermore, the Provider is not liable for any loss (regardless of whether that loss is foreseeable and / or consequential) as a consequence of:

7.3.1	steps reasonably taken to execute the instructions of the Customer;

7.3.2	anything attributable to the Customer’s safekeeping and custody and safekeeping of the Customer’s Supported Assets;

7.3.3	one or more of the risks set out at Schedule 1 materialising;

7.3.4	the Customer (if required) staking less than the Required Amount, or otherwise not complying with the requirements of the relevant Protocol or otherwise using the Services in relation to any asset or thing other than Supported Assets;

7.3.5	any use the Customer makes of the Customer’s Access Key(s);

7.3.6	the Customer breaching the terms of this Agreement;

7.3.7	changes to a Protocol, including where loss is a consequence of a decision the Provider makes (at its sole discretion) in relation to whether the Provider supports a change to a Protocol;

7.3.8	any issue with the operation of a Protocol, or otherwise in relation to any code that is not created and implemented by the Provider;

7.3.9	Supported Assets being lost as a result of a determination of a Protocol, so long as the Provider has taken commercially reasonable steps to prevent this loss within the scope of the Services provided under this Agreement;

7.3.10	terminating or suspending the provision of the Services in accordance with clause 9;

7.3.11	the Customer using the Services in any way which either causes the Provider to perform a regulated activity for which the Provider is not authorised, or which otherwise results in a breach of applicable law and / or regulation;

7.3.12	anything done by or any issue with third party providers the Customer uses in connection with the Services;

7.3.13	exercising any of its rights under this Agreement, including any right to suspend or terminate provision of the Services; and / or

7.3.14	events outside the Provider’s reasonable control, including acts of God, epidemics or pandemics, earthquakes, strikes, or shortages and unavailability of materials or resources, operations and actions of and changes to Protocols and any other events outside of the Provider’s reasonable control (“Force Majeure Events”).

7.4	Although the Provider will take all reasonable care to ensure all electronic communications and attachments the Provider sends to the Customer are free from any known Virus, the Provider shall maintain and regularly update reasonable administrative, technical, and physical safeguards (including industry-standard anti-malware, email security, access controls, patch management, and monitoring) designed to prevent, detect, and mitigate Viruses and similar threats and will promptly notify the Customer upon becoming aware of any security incident affecting the Services. The Provider will not be responsible for any loss or damage resulting from any attack by a third party on the Provider’s systems, or any Virus or any other malicious or technologically harmful material that may infect the Customer’s computer equipment, computer programs, data or other material due to the Customer’s use of the Services. The Customer also acknowledges and accepts the risks inherent in communicating by email, particularly of its unauthorised interception and of its not reaching the intended recipient.

7.5	To the extent that the Provider may be deemed by any applicable law to owe the Customer any fiduciary duties or to be in a fiduciary relationship, the Provider explicitly excludes and rejects any such duties or relationship to the extent permitted by applicable law. The Provider also does not provide, nor accepts responsibility for, legal, tax or accounting advice.

7.6	The Provider is in no event liable for any losses, including any loss of Supported Assets, other than where caused directly and reasonably foreseeably by the Provider’s negligence (and in no event shall the Provider be liable for any indirect or consequential losses, or for any loss of profit, revenue, contracts, data, goodwill or other similar losses). The Provider shall be under no obligation to inquire into, and shall not be liable for, any losses incurred by the Customer or any other person as a result of the maintenance, transfer, receipt or delivery of fraudulent, defective or otherwise impaired Supported Assets.

7.7	The Provider’s total liability for losses under this Agreement shall not exceed the fees payable by the Customer for the relevant Services during the six (6) months immediately preceding the event giving rise to any claim, and is strictly limited to losses that were reasonably foreseeable. Losses are foreseeable where they could be contemplated by both parties as at the time they enter into this Agreement.

7.8	This clause 7 may change from time to time in accordance with clause 12.

8.	CUSTOMER LIABILITY

8.1	The Customer agrees to indemnify the Provider for:

8.1.1	actual, reasonable legal costs and expenses directly related to any regulatory inquiry, legal action, litigation, dispute or investigation, whether such situations occur or are anticipated, that relate to the Customer, any Authorised Person(s) and any custodian used by the Customer in relation to this Agreement.

8.1.2	any loss directly resulting from breach of any of the terms of this Agreement by the Customer, any Authorised Person(s), and / or any custodian used by the Customer in relation to this Agreement.

8.1.3	damage or interruptions caused by the Customer and or its contracting parties, including as a result of any computer viruses or other malicious code that may affect computers, or other equipment, or any phishing, spoofing or other attack.

8.2	For the avoidance of doubt, the indemnity in clause 8.1 is not limited by the fact that the relevant loss is the result of any action or omission of any Authorised Person(s) or any custodian used by the Customer in relation to this Agreement.

9.	SUSPENSION AND TERMINATION

9.1	Each party to this Agreement may terminate it:

9.1.1	in relation to each Supported Asset in accordance with the relevant Order Form;

9.1.2	immediately if the other party is in material breach of this Agreement and fails to remedy the same (if capable of remedy) within 30 days of being required to do so; and / or

9.1.3	immediately if the other party is unable to pay its debts as they fall due or a petition for winding up is presented or it shall go into liquidation (save for the purpose of amalgamation or reorganisation) or enters into an arrangement with its creditors generally or an administrator, an examiner or any equivalent has been appointed thereto or has a receiver appointed over all or any part of its assets or suffers any execution over such assets.

9.2	The Provider may suspend the Services and / or terminate the provision of Services (in whole or part) under this Agreement with immediate effect where:

9.2.1	the Provider is of the reasonable opinion that it is required to do so by applicable law, regulation, any court and / or by other authority to which the Provider and / or the Customer is subject in any jurisdiction.

9.2.2	this is in relation to any Supported Asset which is determined to be a security (and in the event that it is unclear whether a Supported Asset is a security, the Provider may at its discretion commission a legal opinion that shall be considered determinative as to whether a Supported Asset is a security).

9.2.3	required to avoid a breach of a legal and/or regulatory requirement.

9.2.4	the Provider suspects that any information provided by the Customer is materially incomplete, inaccurate or misleading.

9.2.5	the Provider suspects the Customer of acting in material breach of this Agreement.

9.2.6	the Provider has concerns about the security of the Customer’s Supported Assets or the Provider suspects the Services are being used in a fraudulent or unauthorised way.

9.2.7	the Provider suspects the Customer of money laundering, terrorist financing, fraud, dealing with the proceeds of crime or any other financial crime or unlawful conduct.

9.2.8	the Customer’s use of the Services is subject to any (pending) litigation, investigation, or government proceeding and/or the Provider perceives a heightened risk of legal or regulatory non-compliance associated with the Customer’s use of the Services.

9.2.9	the Customer abuses promotions which the Provider may offer from time to time.

9.2.10	the Customer (if required) fails to stake the Required Amount at any time (and in the event that the Provider chooses at its discretion to suspend the provision of Services on this basis, it shall not affect the Customer’s obligation to pay fees).

9.2.11	an event occurs which is outside the Provider’s reasonable knowledge and control which impacts the Services.

9.3	The Provider may suspend provision of the Services:

9.3.1	if the Customer fails to pay any undisputed fees when they become due and such amounts remain unpaid for more than thirty (30) days from the invoice date (for clarity, bona fide disputed amounts documented in writing before the due date are not grounds for suspension or termination); in such cases the Provider may suspend the Services and may terminate this Agreement upon written notice.

9.3.2	in order to update and / or maintain the infrastructure and / or validation software used in providing the Services.

9.4	The Customer may also terminate this Agreement in the event of a change to its terms in accordance with clauses 12.2 or 12.3.

9.5	On the Termination Date, the Customer will no longer be able to use or have any right to the Services. In addition, the Customer must pay all undisputed outstanding fees owed to the Provider and will not receive a refund for any fees paid in relation to Services received up to the Termination Date. Termination is without prejudice to either party’s accrued rights and obligations as of the Termination Date, all of which shall survive, together with any provisions intended by their nature to survive (including confidentiality, limitations of liability, indemnities, audit, and payment). Upon termination of the Services, the Provider will (a) promptly cease initiating any new staking actions or lock-ups and disable any optional features unless otherwise directed in writing by Customer; (b) promptly initiate unstaking for all Customer staked Supported Assets in the next eligible window and cooperate in good faith to redelegate or migrate to Customer’s designated provider, subject to network restrictions and protocol timelines; (c) continue to safeguard keys/credentials and perform only those minimal actions necessary to preserve and return assets; (d) credit or remit to Customer any Rewards that accrue or are distributed during the unbonding/cool-down/withdrawal period (net of agreed fees and network costs) and transfer any pending or subsequently released Rewards to Customer promptly upon receipt; (e) provide a final statement and per-epoch report through the completion of the unwind, including validator addresses, transactions, Rewards, penalties, and fees; and (f) return or destroy (to the extent technologically feasible) Customer Confidential Information upon request, subject to any retention required by law. No additional fees shall be charged by Provider for termination assistance other than agreed pass-through network/protocol fees and any mutually agreed professional services at the rates set out in the Order Form.

10.	INTELLECTUAL PROPERTY

10.1	The Provider licenses, but do not sell, the Services and any related software or provided information (including the dashboard, documents, text, graphics, photographs and other images, videos, sound, trademarks and logos (all together, “Information”)) to the Customer for the Customer’s own personal use.

10.2	The Provider and its licensors (if any) is at all times the owner of all intellectual property relating to the Services and any related software or provided Information. Nothing in this Agreement gives the Customer any rights in respect of any intellectual property owned by the Provider or its licensors (if any) and the Customer does not acquire any ownership rights by using or receiving any software or any provided Information in relation to the Services.

10.3	The Customer shall not, except as may be allowed by applicable law which is incapable of exclusion by agreement between the parties:

10.3.1	except to the extent expressly permitted under this Agreement, attempt to copy, modify, duplicate, create derivative works from, frame, mirror, republish, download, display, transmit, or distribute all or any portion of any software and / or Information used and / or provided in relation to the Services in any form or media or by any means;

10.3.2	attempt to reverse compile, disassemble, reverse engineer or otherwise reduce to human-perceivable form all or any part of any software and / or Information used and / or provided in relation to the Services;

10.3.3	access all or any part of the Services, including any software and / or Information used and / provided in relation to the Services, in order to build a product or service which competes with the Services;

10.3.4	(except and solely to the extent specifically permitted by the Provider in writing) license, sell, rent, lease, transfer, assign, distribute, display, disclose, or otherwise commercially exploit, or otherwise make the Services, and any software and / or Information provided in relation to the Services, available to any third party; and / or

10.3.5	attempt to obtain, or assist third parties in obtaining, access to the Services (including any software and / or Information provided in relation to the Services) other than as permitted by this Agreement.

10.4	Software may contain code, commonly referred to as open source software, which is distributed under any of the many known variations of open source licence terms, including terms which allow the free distribution and modification of the relevant software’s source code and/or which require all distributors to make such source code freely available upon request, including any contributions or modifications made by such distributor (collectively, “Open Source Software”). To the extent that the Services or related software use or contain any Open Source Software, that element only is licensed to the Customer under the relevant licence terms of the applicable third party licensor (“Open Source Licence Terms”) and not under the terms of this Agreement, and the Customer accepts and agrees to be bound by such Open Source Licence Terms. A reference to the source code for any Open Source Software contained in any software used to deliver the Services and the relevant Open Source Licence Terms will be made available to the Customer upon request.

11.	CONFIDENTIALITY

11.1	Each party agrees to keep Confidential Information received from the other party in connection with the negotiation or performance of this Agreement confidential and use it solely in connection with the performance of this Agreement.

11.2	The provisions of clause 11.1 shall not apply to the extent that the relevant Confidential Information held by a party is:

11.2.1	lawfully obtained after the date of this Agreement otherwise than directly or indirectly from the other party to this Agreement and, is to the knowledge of the obtaining party, free of any duty of confidentiality;

11.2.2	in the public domain other than as a result of a breach of this clause 11;

11.2.3	required to be disclosed by that party pursuant to a statutory or regulatory obligation (provided it gives the other party prior written notice of the intention or obligation to make the disclosure, to the extent permitted by applicable law, and is disclosed only for that purpose);

11.2.4	disclosed to that party’s or that party’s group’s employees, agents, sub-contractors, professional advisors or auditors under terms of confidentiality and for reasonable purposes related to the performance of this Agreement;

11.2.5	disclosed with the other party’s prior written consent; and / or

11.2.6	(in the case of Confidential Information held by the Provider only) disclosed to a third party service provider, where such disclosure is required or desirable in order for the Provider to fulfil its regulatory or contractual obligations in relation to this Agreement and the relevant third party is subject to obligations of confidentiality.

12.	CHANGING THE TERMS OF THIS AGREEMENT

12.1	The Provider reserves the right to make changes to any aspect of the Services and / or to this Agreement which are:

12.1.1	to reflect changes in the Supported Assets listed in the Order Form;

12.1.2	to reflect changes to relevant law or regulation, or to reflect a court decision, including as regards the way the Provider and / or the Services are taxed (including the requirement to pay any government or regulatory levy);

12.1.3	to reflect changes required by any regulatory and / or tax authority or industry guidance or codes of practice;

12.1.4	to reflect changes in the way Supported Assets and / or cryptoassets generally work;

12.1.5	for reasons of ensuring security;

12.1.6	to reflect changes to the manner in which the Services are provided, where this does not impact the characteristics or level of service the Customer receives;

12.1.7	to reflect changes to the fees applicable to the Services which have not yet been provided, so long as reasonable advance notice is provided of these changes in accordance with clause 12.2;

12.1.8	as a result of circumstances beyond the Provider’s reasonable control meaning that it has become impossible or impractical, in the Provider’s reasonable opinion, to carry out any of the terms of this Agreement;

12.1.9	to reflect improvements to the Services; and / or

12.1.10	to make the terms of this Agreement easier to understand.

12.2	The Provider will always give the Customer as much prior notice as the Provider reasonably can of any significant changes to this Agreement. In relation to:

12.2.1	the addition or removal of a new Supported Asset to the list in the Order Form, this Agreement will be updated with effect from the date specified in the notice (which may include the change being with immediate effect). In the event that a Supported Asset is removed from the list in the Order Form, the notice will set out any steps required from the Customer for the orderly wind-down of the provision of the relevant Services. In the event that the Customer does not take the required steps in accordance with the notice, the Provider will not be liable for any loss as a consequence.

12.2.2	other material changes to this Agreement, the Customer will then have the option of accepting them or terminating this Agreement without penalty, and termination in these circumstances will take effect, and the Services will no longer be provided, from the date the changes would otherwise come into effect. If the Customer does not terminate this Agreement before the date on which the changes come into effect (as notified to the Customer), this will mean that the Customer has accepted them.

12.3	In certain circumstances, the Provider may have to make changes without giving the Customer prior notice, for example because of changes to relevant law or regulation, changes required by any regulatory or tax authority or industry guidance or codes of practice, changes in the way Supported Assets work, or changes otherwise beyond the Provider’s reasonable control. Where this is the case, and the changes are not simply improvements in the Services, the Provider will give the Customer appropriate opportunity to terminate this Agreement on a forward-looking basis without penalty.

13.	COMMUNICATIONS

13.1	Communications between the parties shall be in English. Should the Provider receive a communication which purports to be from the Customer, the Provider is entitled, but not obliged, to rely on and conclusively presume that such communication or instruction has been given by the Customer.

13.2	The Customer, before receiving the Services, must provide the Provider with a list of persons (“Authorised Persons”) who have the authority to provide the Provider with instructions in relation to the Services. This list of Authorised Persons will consist only of certain persons within the Customer and any custodian used by the Customer in relation to this Agreement. The Provider will confirm receipt of the list of Authorised Persons, as well as any additional persons the Customer may add to the list from time to time (as also duly authorised), and, until the Provider does so, the Provider shall have no obligation to accept or otherwise act upon or respond to any instruction and / or communication made by any such person. The Provider will, however, be entitled to act on the instructions of a person should the Provider believe in good faith that that person is intended to be an Authorised Person and the Provider has received appropriate confirmation to this effect. The Provider and the Customer will agree in advance who may add or remove persons to / from the list of Authorised Persons.

13.3	The Provider is entitled to rely upon any instruction received from, or reasonably believed by the Provider to be from, any Authorised Person(s), listed on the parties’ most recent written authorization list delivered to the Provider (or as updated from time to time in the way agreed between the parties), provided the Provider follows its agreed authentication procedures and acts without gross negligence or wilful misconduct, whether or not they have actual authority to give instructions. Any communication by the Provider to any Authorised Person shall be deemed a communication to the Customer. In the event that someone is no longer an Authorised Person, the Provider must be informed immediately. However, except to the extent of the Provider’s gross negligence, wilful misconduct, or failure to follow the agreed procedures, the Provider is not liable if the Provider acts on the instructions of someone who is no longer an Authorised Person. Any act or omission of any Authorised Person, whether within the Customer or the custodian used by the Customer in relation to this Agreement, shall be deemed an act or omission of the Customer directly. All Authorised Persons may only enjoy any rights granted under this Agreement solely to the extent they do so in their capacity as agent acting on the Customer’s, and not in their own, capacity. The Customer is responsible for ensuring that all Authorised Persons approved by the Customer act in accordance with the Customer’s obligations set out in this Agreement, and any reference in this Agreement to an obligation applying to the Customer includes an obligation on the Customer to ensure that all Authorised Persons comply with such obligation. The Provider will maintain records of instructions received and authentication steps performed.

13.4	Communications to:

13.4.1	the Provider may be made:

13.4.1.1	by email to contact@attestant.io; and / or

13.4.1.2	by telephone at +44 (0) 203 468 3060.

13.4.2	the Customer may be made:

13.4.2.1	by email to operations@bitwiseinvestments.com and a copy to legal@bitwiseinvestments.com;

13.4.2.2	by telephone at 415-632-9395; and / or

13.4.2.3	personally or by courier service to 250 Montgomery Street, Suite 200, San Francisco, CA;

as such details may from time to time be amended by each party providing written notice to the other.

13.5	Communications:

13.5.1	by email will be deemed received on the earlier of the time at which it is accessed or 2 Business Days after receipt (except as regards emails sent to the Provider or the Customer, if there is a bounce-back stating the communication has not been delivered, the communication shall be deemed not sent).

13.5.2	if hand delivered, will be deemed received when delivered; and

13.5.3	if delivered by courier, will be deemed received when proof of receipt is provided by the courier.

13.6	The Customer and the Provider will also agree how the Customer will access the Provider’s infrastructure and validation software for the purpose of sending instructions in relation to the Services, and this may be through the use of an Access Key. The exact nature of any Access Key will be as agreed by the Customer and the Provider from time to time. The Provider is entitled to rely upon any instruction received from, or believed in good faith by the Provider to be from, any Access Key believed by the Provider to be under the control of / accessible by the Customer, whether or not the Customer has actually authorised those instructions, and the Provider is not liable for any loss (of whatever nature and regardless of whether direct or indirect) caused by and / or as a consequence of the Provider acting on such an instruction. The staking/unstaking instructions to software, and any protocol-event communications may be submitted and are deemed received when sent to the agreed operational channels, regardless of UK or US Business Days.

13.7	The Customer is responsible at all times for keeping the Access Key safe, secure, protected and under the Customer’s control. The Provider is not responsible for any loss (of whatever nature and regardless of whether direct or indirect), in the event that an Access Key is lost, destroyed, damaged or used by an unauthorised person and / or for an unauthorised purpose. If the Access Key is lost, destroyed, damaged or used by an unauthorised person and / or for an unauthorised purpose, then the Provider will assist the Customer with replacing the Access Key. However, as it is the Customer’s responsibility to safeguard the Access Key, the Provider shall not be responsible for any loss (of whatever nature and regardless of whether direct or indirect) which may result from unauthorised use of an Access Key before a replacement Access Key is issued, and this is regardless of whether such loss is caused during any period of delay that may exist before or whilst the Provider issues the new Access Key.

13.8	The parties agree that operational software communications and reporting apply notwithstanding UK or US bank/public holidays. Where both London and New York are closed, Provider will continue to process operational items on a best-effort basis.

14.	COMPLAINTS AND QUERIES

14.1	The Provider is committed to providing the Customer with the Services. If anything does go wrong, the Provider will aim to put it right quickly and efficiently. If the Provider cannot resolve a problem quickly, the Provider will contact the Customer to tell the Customer what the Provider is doing about it.

14.2	If the Customer wishes to complain about, or has any queries or concerns in relation to, any aspect of the Services, the Customer may contact the Provider by email to support@attestant.io. A copy of the Provider’s complaint handling policy is available on request.

15.	RECORDS

15.1	Without limitation to any duties imposed by applicable law, each party shall:

15.1.1	maintain accurate and up to date records sufficient to evidence its compliance with its obligations under this Agreement, including records regarding all Validator Rewards gained by the Customer using the Services;

15.1.2	on reasonable advance notice in writing from the other, permit the other to obtain a copy of such records in such form as it reasonably requests; and

15.1.3	retain such records for until at least the longer of six years after the Termination Date or as required by applicable law.

16.	TAX EVASION AND BRIBERY

16.1	The Customer will endeavour to ensure that it shall not, by any act or omission commit, cause, facilitate or contribute to the commission by any person of a tax evasion offence or facilitation of a tax evasion offence. For these purposes, a tax evasion offence includes cheating a public revenue authority or being knowingly concerned in, or in taking steps with a view to, the fraudulent evasion of tax, and tax includes duties and social security contributions.

16.2	The Customer will, and will take reasonable steps to ensure that the Customer’s agents and delegates will:

16.2.1	not do or omit to do any act or thing which constitutes or may constitute a Prohibited Act.

16.2.2	without prejudice to clause 16.2.1 not do or omit to do any act or thing which causes or may cause the Provider to be guilty of an offence under the applicable Anti-Bribery Laws (or would or may do so if the Provider were unable to prove that the Provider had in place Adequate Procedures designed to prevent persons associated with the Provider from undertaking such conduct).

16.2.3	have, and comply with, Adequate Procedures (to the extent relevant).

16.2.4	from time to time, at the Provider’s reasonable request, confirm in writing that the Customer has complied with this clause 16 as relevant, and provide information as reasonably requested by the Provider in support of such compliance.

16.3	The Customer shall as soon as reasonably practicable give the Provider written notice upon a breach, or suspected breach, of any of the Customer’s obligations in relation to this clause 16, and on the Customer becoming aware of any allegation, investigation, evidence or report relating to a breach or possible breach of any of requirement set out in this clause 16.

17.	NOVATION

17.1	The Provider may propose to appoint another entity to take over all or some of our rights and obligations under this Agreement (the “New Entity”). The Provider will provide the Customer with prior written notice of the proposed novation, including reasonable details of the New Entity. The novation will not take effect unless and until (i) Customer provides its written consent (not to be unreasonably withheld or delayed), or (ii) (only in the case of a novation to an entity which is not part of the same corporate group) Costumer elects not to consent and instead terminate this Agreement (or the affected Order Form(s)) without penalty at any time up to ninety (90) days after Provider’s notice. Provider will continue to perform the Services during this period and continue to accrue and receive all relevant fees and Rewards in respect of any Services provided during this period. As soon as reasonably practicable following such novation, Provider shall notify the Customer of the effective date of such novation. From such effective date, all references in this Agreement to “Attestant”, “Provider”, “we”, “us”, or “our” shall be deemed to be references to the New Entity. Any novation will require the New Entity to assume all obligations under this Agreement by written deed of novation on terms no less protective to the Customer (including fees, service levels, security, confidentiality, and data protection), and Provider remain responsible for obligations and liabilities accrued prior to the novation effective date.

18.	GENERAL

18.1	The Customer may not assign, transfer, charge or create third party interests over any of the Customer’s rights or responsibilities in relation to this Agreement, nor may the Customer agree to do any of the same, without the prior written consent of the Provider (such consent may be withheld at the Provider’s sole discretion). However, both parties may assign or otherwise transfer this Agreement to any of their group affiliates or subsidiaries or as part of a merger, acquisition or other corporate reorganization involving the relevant party, so long as this does not hinder their ability to satisfy their obligations as set out in this Agreement.

18.2	The Provider may delegate the provision of any aspects of the Services, so long as the Provider takes due skill and care in selecting and overseeing its delegee.

18.3	Each of the provisions of this Agreement are separate, severable and enforceable. If any provision of this Agreement is found by any court or body or authority of competent jurisdiction to be illegal, unlawful, void or unenforceable, such term will be deemed to be severed from this Agreement and this will not affect the remainder of this Agreement which will continue in full force and effect.

18.4	No waiver or variation of any part of this Agreement shall be effective unless in writing. No failure or delay by a party to exercise any right, power or remedy under this Agreement shall operate as a waiver or variation of that right, or any other right, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise of that right or any other right, power or remedy.

18.5	The Provider shall be entitled to set off any amount owed to it by the Customer for any reason whatsoever from time to time against any sum which the Provider owes to the Customer, and payment of the net amount shall discharge both sums due.

18.6	The terms of this Agreement constitute the entire agreement between the parties to it and supersedes any prior agreement or arrangement in respect of its subject matter. Neither party has entered into this Agreement in reliance upon, and will have no remedy in respect of, any misrepresentation, representation or statement which is not expressly set out in this Agreement, and the only remedies available for any misrepresentation or breach of any representation or statement which was made prior to entry into this Agreement and which is expressly set out in the terms of this Agreement will be for breach of contract.

18.7	Except as set out in this Agreement, the Provider does not make or give any representation or warranty as to the accuracy, completeness, currency, correctness, reliability, integrity, quality, fitness for purpose or originality of any information provided regarding the Services and, to the fullest extent permitted by law, all implied warranties, conditions or other terms of any kind are excluded and the Provider accepts no liability for any loss or damage of any kind incurred as a result of the Customer or anyone else relying on such information.

18.8	This clause 18.8 is subject to clause 17 and the parties intend that persons within the Attestant corporate group shall have the right to enforce any rights granted to them under these Terms. The parties also intend that each Authorised Person shall have the right to provide instructions to the Provider in accordance with clauses 13.2 and 13.3. Save as aforesaid, the parties do not intend that the provisions of this Agreement shall be enforceable by any person not a party to it. Notwithstanding any provision of this Agreement, the consent of any custodian used by the Customer in relation to this Agreement, any Authorised Person or any other third party is not required for any variation (including any release or compromise of any liability) or termination of this Agreement.

18.9	Nothing in this Agreement is intended to or shall operate to create a partnership between the parties, nor authorise either party to act as agent for the other. Neither party shall have the authority to act in the name of or on behalf of or otherwise to bind the other in any way (including the making of any representation or warranty, the assumption of any obligation or liability and the exercise of any right or power).

18.10	The Provider will always endeavour to act in the Customer’s best interests as the Provider’s client. However, circumstances can arise where the Provider or one of the Provider’s other clients may have some form of interest in business being transacted for the Customer. If this happens or if the Provider becomes aware that it could happen, the Provider will take appropriate steps to manage the conflict of interests fairly.

18.11	This Agreement and all the transactions hereunder shall be governed by and interpreted in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict law principles) as to all matters including matters of validity, construction, effect, performance and remedies. The parties irrevocably submit to the exclusive jurisdiction of any New York State or United States Federal court sitting in New York City, Borough of Manhattan over any suit, action or proceeding arising out of, or relating to, this Agreement, or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections to the laying of venue. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

18.12	This Agreement shall not prevent each party from entering into similar agreements with third parties, or from independently developing, using, selling or licensing documentation, products and/or services which are similar to those provided under this Agreement.

18.13	This Agreement takes effect and binds the parties to it with effect from the date of this Agreement or the date on which the Customer commences using the Services, whichever is the earlier.

This Agreement has been executed on the date stated at the beginning of this Agreement.

ATTESTANT LIMITED

By:	Hong Kim	/s/ Hong Kim
Date:	12/4/2025	Title:	Director

BITWISE INVESTMENT ADVISERS, LLC in its capacity as a sponsor of the Bitwise Trusts

By:	Johanna Collins-Wood	/s/ Johanna Collins-Wood
Date:	12/4/2025	Title:	Vice President, Bitwise Investment Advisers, LLC

General Counsel and Head of Compliance, US Asset Management, Bitwise Asset Management, Inc.

SCHEDULE 1

RISKS

STAKING INVOLVES A HIGH DEGREE OF RISK. SET OUT BELOW IS AN OVERVIEW OF SOME OF THESE RISKS, HOWEVER THIS LIST IS NOT EXHAUSTIVE AND THE CUSTOMER MUST ONLY USE THE SERVICES AFTER TAKING AN INDEPENDENT ASSESSMENT OF THE POTENTIAL RISKS INVOLVED. IN USING THE SERVICES THE CUSTOMER CONFIRMS THAT THE CUSTOMER UNDERSTANDS AND ACCEPTS THE RISKS INVOLVED.

Part 1

Protocol and other software risks

1.	The Provider will not to its knowledge provide the Customer with any Virus, however the Customer accepts that the nature of the Services provided means that there is a risk of software containing Viruses. As such, by using the Services the Customer agrees to act reasonably in performing the Customer’s own checks for potential Viruses and to provide the Provider with reasonable assistance in identifying and remedying any Virus. The Provider shall maintain reasonable administrative, technical and physical safeguards (including industry-standard anti-malware, email security, access controls and patch management) designed to prevent, detect and mitigate Viruses and will promptly notify the Customer upon becoming aware of any security incident affecting the Services. To the extent that the Customer interacts with software provided by or on behalf of a third party, the Customer accepts that the Provider cannot check such software for Viruses and as such the Provider cannot take responsibility for checking any such software.

2.	The Provider neither owns nor controls the software Protocols which govern the operation of Supported Assets. The Provider is not responsible for the operation of Protocols and cannot guarantee their functionality, security, or ongoing availability. The nascent nature of Protocols means that there may be risks in terms of robustness or potential for a Virus, for example, which are outside of the Provider’s control. Furthermore, Protocols may be relatively untested, and as such may not generate the expected, or any, yield.

3.	As Protocols and related software are still being developed, there could be unforeseen Viruses in them that might result in events which lead to the Customer losing Supported Assets. In addition, there may be further changes in the future to the Protocols and related software which the Provider may temporarily suspend supporting for regulatory, legal, security or protocol-level reasons on notice to the Customer; any permanent addition of a Supported Asset shall be by mutual written agreement pursuant to the Order Form(for example, if there is a fork of a Protocol leading to the creation of a new digital asset, the Provider will not provide Services in relation to such new digital asset unless and until the parties agree in writing to add it).

4.	Hackers or other malicious groups or organizations may attempt to interfere with the Protocols and related software in a variety of ways, including, but not limited to, malware attacks, denial of service attacks, consensus-based attacks, sybil attacks, smurfing and spoofing, as well as attacks which overpower the mechanisms on which the Protocols are built and attacks which interfere with or otherwise cause the Protocols to malfunction. These attacks are outside of the Provider’s control. The Provider will use commercially reasonable efforts to notify the Customer of any material incident of which it becomes aware that is reasonably likely to affect the Services.

5.	Certain Protocols may have restrictions, which could for example restrict the amount that can be staked, change the Required Amount to be able to stake, or change the ability to deal in Supported Assets (such as the ability to make transfers). Such restrictions may be temporary or permanent, and are outside of the Provider’s reasonable control. The Provider will use commercially reasonable efforts to execute instructions in the next available window and to minimize missed participation time, subject to such restrictions.

6.	Where the Customer interacts with other software providers the Customer accepts that there may be additional risks in relation to such other software, that it is the Customer’s responsibility to assess the suitability and appropriateness of any such software and any loss caused by such use is not the Provider’s responsibility.

Part 2 Risks in relation to Supported Assets

The following are market and regulatory risks outside the Provider’s control and are provided for disclosure only; nothing in this Part limits the Provider’s express obligations under this Agreement (including key safekeeping, timely execution of valid instructions and agreed security standards) or the Provider’s liability for its gross negligence, wilful misconduct or breach.

1.	The value of Supported Assets is reliant on the success of the relevant project. As such, Supported Assets generally have all of the risks and uncertainties normally associated with an early-stage business. Financial and operational risks are significant and Supported Assets are generally not immune to these. The start-up market in which the Supported Assets compete is highly competitive, and the percentage of cryptoassets that survive and prosper is small. The lack of an operating history may make it difficult for the Customer to evaluate the operating prospects in connection with Supported Assets. Generally, there is a chance that a Supported Asset might be unsuccessful or otherwise become valueless.

2.	An Access Key is generally necessary to control and dispose of Supported Assets. Accordingly, the Customer’s loss of requisite Access Key(s) associated with the Customer’s digital wallet or vault storing Supported Assets will result in loss of such. Moreover, any third party that gains access to such Access Key(s), including by gaining access to the login credentials of a hosted wallet service the Customer uses, may be able to misappropriate the Customer’s Supported Assets. Any errors or malfunctions caused by or otherwise related to the wallet the Customer chooses to receive and store Supported Assets, including the Customer’s own failure to properly maintain or use such wallet, may also result in the loss of the Customer’s Supported Assets.

3.	Investing in cryptoassets is a high-risk investment. Risks include but are not limited to: hacking, fraud, glitches, malfunctions, breakdown, abandonment, volatility, information asymmetry, illiquidity, general economic risks, and unanticipated changes. The value and liquidity of Supported Assets may be subject to large fluctuations, and is affected, for example, by the willingness of persons to participate.

4.	Advances in cryptography, or technical advances such as the development of quantum computing, could present risks to Supported Assets by rendering ineffective the cryptographic consensus mechanism that underpins them.

5.	Regulation of Supported Assets, as well as blockchain technologies, is likely to rapidly evolve. Regulation varies significantly between different jurisdictions and is subject to significant uncertainty. Regulators may in the future adopt laws, regulations, guidance or other actions that may severely impact the development, operations and growth of the Supported Assets.

6.	The tax treatment of dealing in Supported Assets is evolving and uncertain in many jurisdictions and it is possible that the legislators or tax authorities in the jurisdiction in which the Customer is resident may introduce legislation or guidance which may adversely impact the tax treatment of Supported Assets or be inconsistent with the tax position which the Customer decides to adopt.

7.	There may not be an established trading market for Supported Assets. There may be no assurance that an exchange will accept any attempted listing of Supported Assets or maintain the listing if accepted, or that any trading market will be successfully developed or launched. Moreover, even if such a market in Supported Assets is established, any such trading market may not be widely adopted, may have limited users, and could be subject to significant competition. As a result, there may be no assurance as to the liquidity of Supported Assets on any market, and the value of Supported Assets over time may experience extreme volatility or depreciate in full.

8.	Other persons, including competitors, may hold or obtain proprietary rights, including intellectual property rights, that could prevent, limit, or interfere with the value of Supported Assets. There is also a risk that the means a project uses to protect its rights may not be adequate, and weaknesses or failures in this could adversely affect the reputation and value of Supported Assets.

9.	Supported Assets may also be subject to significant price volatility. The prices of cryptoassets have historically been subject to dramatic fluctuations and are highly volatile, and the market price of the Supported Assets may also be highly volatile. A range of factors may influence the market price, if any, of Supported Assets, including, but not limited to: (i) the ability (if any) of Supported Assets to trade on a secondary market; (ii) global digital asset supply and demand; (iii) general expectations with respect to the rate of inflation, interest rates and exchange rates; (iv) changes in the software, software requirements or hardware requirements underlying Supported Assets; (v) changes in the rights, obligations, incentives, or rewards for the various holders of Supported Assets; (vi) interruptions in service from or failures of major exchanges on which cryptoassets are traded; (vii) investment and trading activities of large purchasers that may directly or indirectly invest in Supported Assets or other digital assets; (viii) monetary policies of governments, trade restrictions, currency devaluations and revaluations; (ix) regulatory measures, if any, that affect the use of cryptoassets and changes in applicable law; (x) global or regional political, economic or financial events and situations; and (xi) expectations among digital assets participants that the value of Supported Assets or digital assets generally will soon change. A decrease in the price of a single digital asset may cause volatility in the entire digital asset and token industry and may affect other types of digital assets including Supported Assets. Volatility may result in significant loss over a short period of time.

10.	Please be aware that the value of the Supported Assets can fall as well as rise. If the Customer deals in Supported Assets, the Customer may not get back the full amount that they spend, or anything at all. The value of Supported Assets may depend on fluctuations in the financial markets, or other economic factors, which are outside the Provider’s control. The past performance of other cryptoassets is not necessarily a guide to the future performance of Supported Assets

Part 3 Staking risks

1.	The size of any Validator Reward is variable and dependent upon a number of factors, depending on the relevant Supported Asset.

2.	There may be specific requirements the Customer needs to comply with when staking in relation to a particular Supported Asset, and if the Customer does not satisfy these the Customer may not receive any Validator Rewards.

3.	It is possible to lose Supported Assets as a result of staking. If the Customer stakes Supported Assets and the staking software goes offline, or if the staking software vouches for an invalid transaction, the Customer may lose Supported Assets.

4.	As the development of certain Supported Assets is happening in stages, the Customer may have a delay in being able to exercise some functionality in relation to Supported Assets, and it may be uncertain when, if ever, that functionality will become available.

5.	Regulation of staking is likely to rapidly evolve. Regulators may in the future adopt laws, regulations, guidance or other actions that may severely impact the Services, in certain or all jurisdictions. Generally, there is a chance that the Provider ceases providing the Services in relation to all or certain jurisdictions if the Provider deems it no longer commercially sensible to provide them. If continued provision becomes unlawful, the Provider may suspend on notice and will cooperate in good faith to unstake/migrate assets in the next eligible window, subject to network restrictions. If in the future the Provider is required to obtain a licence, there is a risk that the Provider may not be able to obtain it, either within a reasonable time period or at all, and the consequence of this will accordingly be to restrict the Provider’s business and ability to provide the Services.

Part 4 Other risks

1.	Generally, there is a risk of loss due to fraud or simple human error. For example, if the Customer inputs incorrect information when sending an instruction, there is a risk that the relevant Supported Asset will be lost and not be recoverable. The Customer accepts responsibility for ensuring that all information supplied by the Customer in connection with the Services is correct and complete.

Please note that there may be other risks in addition to those outlined above in relation to dealing in Supported Assets and participating in the Services, that a combination of the above risks may materialise, and that there may be further new types of risks that arise in the future; provided that nothing in this Risk Disclosure waives or limits either party’s rights or obligations expressly set out in this Agreement or any liability that cannot be limited under Applicable Law.

SCHEDULE 2:

ORDER FORM

This Order Form sits alongside and is incorporated into the Master Services Agreement (as amended from time time) (the “Agreement”), in accordance with clause 1.2 of the Agreement.

Provider: Unless otherwise specified in the table below, the Provider will be Attestant Limited (trading as Bitwise Onchain Solutions), a company incorporated and registered in England and Wales with company number 12540798 whose registered office is at 7 Albert Buildings, 49 Queen Victoria Street, London, EC4N 4SA, UK.

Term: Unless otherwise specified in the table below, this Order Form shall come into effect for each Trust on the Effective Date specified in the table below and last for a term of 12 months (the “Minimum Term”). In the absence of a termination notice, this Order Form shall automatically renew for an additional 12 months at the end of the Minimum Term (an “Additional Term”, referred to together with the Minimum Term as the “Term”), and shall continue to auto renew for an additional 12 months at the end of each Additional Term.

Each party reserves the right to terminate this Order Form by giving notice in writing in accordance with clause 13 of the Agreement at least 30 days prior to the end of the relevant Term.

Conflicts: The terms and conditions of the Agreement shall remain the same and in full force and effect, except as specifically modified by this Order Form. This Order Form shall be construed as part of and interpreted in accordance with the Agreement. In the event of a conflict between this Order Form and the Agreement, this Order Form shall take precedence.

Supported Asset	Effective Date	Fees	Payments Method
HYPE (Hyperliquid)	December 4, 2025	The Customer will pay for the Services provided in each Period in arrears as follows:	Fees are payable on chain in HYPE

SCHEDULE 3:

LIST OF BITWISE TRUSTS

●	Bitwise Hyperliquid ETF